EXHIBIT 10.14

                                 PROMISSORY NOTE

$1,510,698.98                                                  December 31, 1997
                                       -1-

                                                                   EXHIBIT 10.14

        For value received, after date, without grace, in the manner, on the dates, and in the amounts herein stipulated, the undersigned, TEXAS OIL DISTRIBUTION AND DEVELOPMENT, INC. ("Maker"), promises to pay to the order of TEXAS MERIDIAN RESOURCES EXPLORATION, INC. ("Payee"), at Payee's offices in Houston, Harris County, Texas, or at such other place in Houston, Harris County, Texas, designated in writing by Payee, or other holder hereof:

        4. The principal sum of ONE MILLION FIVE HUNDRED TEN THOUSAND SIX HUNDRED NINETY-EIGHT AND 98/100 DOLLARS ($1,510,698.58), which shall be due and payable on or before December 30, 1998; together with,

        5. Interest from the date hereof, on the principal amount from time to time outstanding and remaining unpaid, at a rate per annum equal to the lesser of (a) the rate (the "Base Rate") which is equal to the sum of the prime interest rate (the "Prime Rate") published by Chase Bank of Texas, National Association, which Base Rate shall be variable and shall be adjusted for the term hereof, effective at the commencement of business on the day of any such change in the Prime Rate; or, (b) The Base Rate plus four percent (4%), (the "Maximum Rate"), and, interest shall be due and payable on the maturity hereof.

        6. Notwithstanding the foregoing, if, at any time the Base Rate shall exceed the Maximum Rate and thereafter, the Base Rate shall become less than the Maximum Rate, the rate of interest payable hereunder shall, at the option of Payee, be the Maximum Rate until the cumulative interest received by Payee or other holder hereof equals the interest which would have been received at the Base Rate.

        4. All past due principal and interest shall bear interest at the Maximum Rate from maturity until paid. Notwithstanding the payment schedule specified above, Payee may, on demand, accelerate the unpaid balance due and owing on this note, at Payee's sole discretion, by the giving of written notice to Maker, with such notice being deemed to have been given when same is deposited in a regularly maintained receptacle of the United States Postal Service, postage prepaid, certified or registered mail, return receipt requested, addressed to Maker at the last address shown by the records of Payee.
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                                 PROMISSORY NOTE

$1,510,698.98                                                  December 31, 1997
                                       -2-

        5. All payments as made shall be applied first to the interest then accrued, and the balance, if any, to the principal. This note may be prepaid at any time, in whole or in part, without penalty or premium.

        THIS NOTE SHALL BE PAYABLE IN FULL ON DECEMBER 30, 1998. AT THE MATURITY DATE, MAKER MUST REPAY THE ENTIRE UNPAID PRINCIPAL BALANCE AND ALL ACCRUED INTEREST ON THIS NOTE THEN DUE AND PAYABLE. PAYEE SHALL BE UNDER NO OBLIGATION TO REFINANCE THIS NOTE AT THAT TIME. MAKER SHALL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS MAKER MAY OWN, OR MAKER SHALL HAVE TO FIND A LENDER WILLING TO LEND MAKER SUCH AMOUNTS AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THIS NOTE.

        It is especially agreed that if default be made in any of payments of principal and/or interest due hereon or if there shall occur an Event of Default, then, in any such event, at the option of the holder hereof, at any time thereafter, without notice, the unpaid principal of this note and all accrued interest shall at once become due and payable and shall bear interest at the Maximum Rate from the date of the occurrence of the Event of Default. Failure of the Payee to exercise any of the options shall not constitute a waiver on the part of Payee of the right to exercise the same at any other time.

        For the purposes hereof, the term "Prime Rate" shall mean the variable rate of interest per annum, calculated on the basis of a three hundred sixty
(360) day year, published from time to time by Chase Bank of Texas, National Association's "prime rate".

        It is agreed that if this note be placed in the hands of an attorney for collection for the purposes of being sued upon or established in any manner in any court, then in any of the events, Maker, any endorser and all guarantors hereof, promise to pay Payee's or other holder's reasonable attorney's fees and costs of collection, which sums shall become a part of the principal hereof.

        It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that notwithstanding any provisions to the contrary in this note, or in any of the documents securing payment hereof or otherwise relating hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable usury laws. If any excess of interest in such request is provided for, or shall be adjudicated to be so provided for, in this note, or in any of the documents securing payment hereof or otherwise relating hereto, then in such event the provisions of this paragraph shall govern and control and (a) neither the Maker, nor Maker's legal representatives, successors or assigns, nor any

                                 PROMISSORY NOTE

$1,510,698.98                                                  December 31, 1997
                                       -3-

other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law, (b) any excess which may have been collected shall be first applied as a credit against the then unpaid principal amount hereof and any additional excess, if any, shall be refunded to Maker, and, (c) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable usury laws as they now exist or may be hereafter amended. It is expressly understood and agreed that any endorser or guarantor hereof shall not be required to pay interest in excess of the maximum rate allowed by law. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this note, or under any document securing the payment hereof which are made for the purposes of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by the holder or holders hereof in connection with such loan.

        This note and the maximum rate of nonusurious interest applicable to the loan evidenced hereby shall be governed by the laws of the United States of America and the State of Texas in effect on the date of the loan evidenced hereby, and, to the extent allowed by law, as now or as may hereafter be in effect, but in any event Tex. Rev. Civ. Stat. Ann. Art. 5069 Ch. 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply to the loan evidenced hereby. Unless changed in accordance with law, the applicable method of calculating the usury ceiling rate under Texas law shall be the indicated (weekly) ceiling rate from time to time in effect, as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended.

        It is further agreed that any funds at any time in the possession of any holder hereof, which below to Maker, any endorser or any guarantor hereof, and any deposits or other sums at any time credited by or due from any holder hereof to any of the parties may be held and treated as security for the payment of this note, and the holder hereof, at the holder's option may, at any time, without notice, and without liability, apply such funds or deposits or any sums credited by or due from the holder against any sums owing, whether due or not, under this note and in any manner and in any order of preference which the holder, at the holder's sole discretion, chooses.


                                            TEXAS OIL DISTRIBUTION AND
                                            DEVELOPMENT, INC.


                                            By:  /S/ JOSEPH A. REEVES, JR.
                                                   JOSEPH A. REEVES, JR.